UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2007
BabyUniverse, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-32577	65-0797093

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 South US Highway One, Suite 500, Jupiter, Florida	33477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (561) 277-6400
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☑ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events	1
Item 9.01 Financial Statements and Exhibits	1

Item 8.01 Other Events.
     On March 14, 2007, BabyUniverse, Inc. (“POSH”) issued a press release announcing that POSH and eToys Direct, Inc. had entered into an Agreement and Plan of Merger (the “Merger Agreement”) relating to the merger of a wholly-owned subsidiary of POSH with and into eToys (the “Merger”) and other matters described therein. Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, each eToys stockholder will have the right to receive, for each share of eToys common stock held by such stockholder, such number of shares of POSH common stock as is equal to the quotient of (x) the product of (A) the number of shares of POSH common stock outstanding, on a fully diluted basis, as of the closing of the Merger and (B) two, divided by (y) the number of shares of eToys common stock outstanding as of the closing of the Merger. POSH and eToys have made customary representations, warranties and covenants in the Merger Agreement, and the consummation of the Merger is subject to certain conditions, including among others, the approval of the holders of POSH common stock.
     A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          The following Exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated March 14, 2007 issued by BabyUniverse, Inc.

1

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BabyUniverse, Inc.
Dated: March 14, 2007	By:	/s/ Jonathan Teaford
Jonathan Teaford
Executive Vice President

2

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 14, 2007 issued by BabyUniverse, Inc.